Exhibit 99.1

Contacts:
Brian W. Poff	Teresa Moore
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7302
(469) 535-8200	teresa.moore@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD QUARTER

2026 FINANCIAL RESULTS

Frisco, Texas (November 3, 2026) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2026.

Third Quarter 2026 Highlights:

●	Net Service Revenues Increase 7.0% to $387.7 Million
●	Net Income of $28.6 Million, or $1.54 per Diluted Share
●	Adjusted Net Income per Diluted Share Increases 17.3% year-over-year to $1.83
●	Adjusted EBITDA Increases 13.5% year-over-year to $51.2 Million
●	Cash Flow from Operations of $40.9 Million
●	Announced Definitive Agreement to Acquire Personal Care Division of AccentCare

Overview

Net service revenues were $387.7 million for the third quarter of 2026, a 7.0% increase compared with $362.3 million for the third quarter of 2025. Net income was $28.6 million for the third quarter of 2026 compared with $22.8 million for the third quarter of 2025, while net income per diluted share was $1.54 compared with $1.24 for the same period a year ago. Adjusted EBITDA increased 13.5% to $51.2 million for the third quarter of 2026 from $45.1 million for the third quarter of 2025. Adjusted net income was $33.9 million for the third quarter of 2026 compared with $28.7 million for the prior-year period, while adjusted net income per diluted share was $1.83 compared with $1.56 for the third quarter of 2025. Adjusted net income per diluted share for the third quarter of 2026 excludes acquisition expenses of $0.16, stock-based compensation expense of $0.12, and restructure and other non-recurring costs of $0.01. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2026, net service revenues increased 7.6% to $1.129 billion from $1.049 billion for the prior-year period. Net income was $81.3 million for the first nine months of 2026 compared with $66.1 million for the same period in 2025, and net income per diluted share was $4.39 compared with $3.60 per diluted share. Adjusted EBITDA increased 11.8% to $144.9 million for the first nine months of 2026 from $129.6 million for the first nine months of 2025. Adjusted net income was $96.0 million for the first nine months of 2026 compared with $82.1 million for the first nine months of 2025, while adjusted net income per diluted share was $5.19 compared with $4.48 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our third quarter results reflect another strong quarter of profitable growth and operational execution across our service lines. Top-line revenue grew 7.0%, while disciplined cost controls and operating leverage drove meaningful adjusted EBITDA and net income expansion. The demand for high-quality, cost-effective care in the home setting remains strong, and our team continues to execute well on our growth initiatives.

“Personal care services continued to drive our growth, accounting for 77.6% of our third quarter revenues and delivering a 6.9% organic revenue increase over the third quarter of last year. Growth was supported by organic volume expansion, the first full quarter of contribution from our HomeCourt Home Care acquisition, and ongoing benefits from historical favorable rate adjustments in core states like Illinois, Texas, and New Mexico. Importantly, during the quarter we announced a definitive agreement to acquire the personal care division of AccentCare for approximately $275.0 million. This transaction will add roughly $280 million in annualized revenue, a nearly 19% expansion of our total revenue base, while substantially expanding our capabilities across key states like Texas, Illinois, California, and Arizona.

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

“Our hospice segment contributed strong growth, representing 17.8% of third quarter revenue with a 4.3% organic increase in average daily census over the same period last year. Exclusive of the benefit we received from the implicit price concession in the third quarter last year, organic revenue in our hospice segment increased 8.8%. Meanwhile, home health accounted for 4.6% of revenue, showing encouraging admission and volume trends and a return to year over year organic revenue growth. Offering all three levels of care remains a major strategic advantage for Addus, allowing us to better serve our patients and clients while strengthening our ability to clinically collaborate with managed care plans and other value-based partners.”

Acquisitions Support Continued Growth

On September 14, 2026, the Company announced a definitive agreement to acquire the personal care division of AccentCare for an anticipated purchase price, subject to customary purchase price adjustments, of approximately $275.0 million. This transaction relates only to AccentCare’s personal care operations outside of New York, and is expected to close following completion of regulatory approvals and is subject to satisfaction of customary closing conditions.

Cash and Liquidity

As of September 30, 2026, the Company had cash of $98.5 million and bank debt of $24.3 million, with capacity and availability under its revolving credit facility of $650.0 million and $617.8 million, respectively. Net cash provided by operating activities was $40.9 million for the third quarter of 2026.

Allison added, “Our business generated $40.9 million in operating cash flow during the third quarter, further bolstering our strong balance sheet. With low leverage and substantial availability under our revolving credit facility, we maintain significant liquidity and financial capacity to fund strategic growth investments, which includes the pending AccentCare personal care division acquisition. As we expand our multi-state footprint, we remain disciplined in identifying complementary opportunities that build market density and enhance operational scale.”

Looking Ahead

“We are very pleased with our financial and strategic progress through the first nine months of 2026. Our scalable platform, strong cash flow generation, and expanding market reach position Addus exceptionally well for long-term value creation. As we work toward closing and integrating the AccentCare personal care operations, we look forward to growing our network of dedicated caregivers serving the needs of our customers.

“Our performance is a direct reflection of our compassionate caregivers who provide exceptional care to the communities we serve every single day. Supported by a strong financial foundation, we are excited about the trajectory of our business as we finish out 2026 and look forward to continuing our profitable growth and enhancing shareholder value,” concluded Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and gain or loss on the sale of assets. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

Conference Call

Addus HomeCare will host a conference call on Wednesday, November 4, 2026, at 9:00 a.m. Eastern Time. Joining the call from the Company will be Dirk Allison, Chairman and CEO, and Brian Poff, Executive Vice President and CFO. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on November 11, 2026, by dialing (855) 669-9658 (international dial-in number is (412) 317-0088) and entering pass code 1329396.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,500 patients and consumers through 263 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net service revenues	$387,733	$362,301	$1,128,761	$1,049,452
Cost of service revenues	263,335	245,586	766,930	711,183

Gross profit	124,398	116,715	361,831	338,269
	32.1%	32.2%	32.1%	32.2%
General and administrative expenses	80,442	79,370	236,706	229,667
Depreciation and amortization	4,138	4,408	12,293	12,264
Total operating expenses	84,580	83,778	248,999	241,931

Operating income	39,818	32,937	112,832	96,338

Total interest expense, net	678	2,583	3,477	9,041

Income before income taxes	39,140	30,354	109,355	87,297
Income tax expense	10,546	7,506	28,085	21,169

Net income	$28,594	$22,848	$81,270	$66,128

Net income per diluted share:	$1.54	$1.24	$4.39	$3.60

Weighted average number of common shares outstanding:
Diluted	18,574	18,390	18,533	18,365

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net cash provided by operating activities	$40,914	$51,266	$133,290	$92,744
Net cash (used in) provided by investing activities	(1,995)	(22,761)	(17,192)	(22,444)
Net cash (used in) financing activities	(40,005)	(17,763)	(99,235)	(67,293)

Net change in cash	(1,086)	10,742	16,863	3,007
Cash at the beginning of the period	99,566	91,176	81,617	98,911
Cash at the end of the period	$98,480	$101,918	$98,480	$101,918

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2026	2025

Assets

Current assets
Cash	$98,480	$101,918
Accounts receivable, net	160,866	134,050
Prepaid expenses and other current assets	21,880	24,693

Total current assets	281,226	260,661

Property and equipment, net	23,732	24,444

Other assets
Goodwill	1,008,053	988,553
Intangible assets, net	97,466	104,401
Operating lease assets	39,704	44,879
Total other assets	1,145,223	1,137,833

Total assets	$1,450,181	$1,422,938

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$20,130	$16,677
Accrued payroll	70,485	74,131
Accrued expenses	42,758	32,942
Operating lease liabilities - current portion	12,755	13,031
Government stimulus advance	11,607	5,784
Accrued workers compensation	13,708	14,233
Total current liabilities	171,443	156,798

Long-term debt, less current portion, net of debt issuance costs	21,921	150,640
Long-term lease liability, less current portion	32,649	38,814
Deferred tax liabilities, net	44,355	26,476
Other long-term liabilities	54	236
Total long-term liabilities	98,979	216,166

Total liabilities	270,422	372,964

Total stockholders' equity	1,179,759	1,049,974

Total liabilities and stockholders' equity	$1,450,181	$1,422,938

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net Service Revenues by Segment

Personal Care	$301,008	$275,770	$878,097	$803,238
Hospice	69,022	68,891	199,054	192,540
Home Health	17,703	17,640	51,610	53,674
Total Revenue	$387,733	$362,301	$1,128,761	$1,049,452

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Personal Care

States served at period end	-	-	24	23
Locations at period end	-	-	201	202
Average billable census - same store	49,848	50,037	49,725	50,258
Average billable census - acquisitions (1)	1,100	397	1,139	397
Average billable census - closed (2)	-	46	-	53
Average billable census total	50,948	50,480	50,864	50,708
Billable hours (in thousands)	11,286	10,855	33,164	31,615
Average billable hours per census per month	73.8	72.0	72.7	70.2
Billable hours per business day	171,004	164,474	170,074	162,128
Revenues per billable hour	$26.67	$25.40	$26.47	$25.40
Organic growth
- Revenue (3)	6.9%	6.6%	6.7%	7.1%

Hospice

Locations served at period end	-	-	40	39
Admissions	3,344	3,326	10,008	10,060
Average daily census (4)	4,037	3,889	3,947	3,720
Average discharge length of stay	108.8	89.6	106.6	92.6
Patient days	371,399	357,221	1,074,450	1,012,045
Revenue per patient day	$190.36	$191.66	$190.80	$190.21
Organic growth
- Revenue (3)	4.1%	19.0%	7.5%	13.0%
- Average daily census	4.3%	9.5%	6.5%	7.1%

Home Health

Locations served at period end	-	-	22	24
New Admissions	5,043	4,577	14,753	13,853
Recertifications	2,784	2,627	8,092	8,442
Total Volume	7,827	7,204	22,845	22,295
Visits	90,240	90,639	259,648	279,924
Organic growth
- Revenue (3)	2.5%	(2.8)%	(2.3)%	(2.3)%
- New admissions	13.8%	(0.1)%	7.6%	(3.9)%
- Volume	11.5%	(10.1)%	3.3%	(8.2)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	50.2%	50.5%	50.1%	51.1%
Managed care organizations	47.3	46.2	47.3	45.6
Private duty	2.1	2.5	2.2	2.7
Commercial	0.4	0.7	0.4	0.5
Other	-%	0.1%	-%	0.1%

Hospice

Medicare	94.3%	93.1%	94.1%	92.9%
Commercial	2.5	3.1	2.7	3.4
Managed care organizations	2.7	3.2	2.6	3.2
Other	0.5%	0.6%	0.6%	0.5%

Home Health

Medicare	63.3%	65.9%	62.7%	68.4%
Managed care organizations	25.0	25.5	24.8	23.4
State, local and other governmental programs	8.0	5.6	9.3	5.3
Commercial	3.2	2.7	2.8	2.5
Other	0.5%	0.3%	0.4%	0.4%

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

Footnotes:

(1) The average billable census in acquisitions of 14,024 and 14,292 for the three months and nine months ended September 30, 2025, was reclassified to average billable census - same stores for comparability purposes.

(2) The average billable census for closed stores of 46 and 53 for the three months and nine months ended September 30, 2025 was reclassified to average billable census - closed stores for comparability purposes.

(3) Revenue organic growth reflects the change in year-over-year revenue for the same store base. We define the same store base to include those stores open for at least 52 full weeks. These measures highlight the performance of existing stores, while excluding the impact of one-time adjustments such as ARPA, Medicare cap or specific situational reserves as well as acquisitions, new store openings, and closures.

(4) Exited sites would have reduced ADC for the three months ended September 30, 2025, by 6 and the nine months ended September 30, 2026, and September 30, 2025, by 2 and 6, respectively.

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$28,594	$22,848	$81,270	$66,128

Interest expense, net	678	2,583	3,477	9,041
(Gain) loss on sale of assets	(33)	2	(46)	(6)
Income tax expense	10,546	7,506	28,085	21,169
Depreciation and amortization	4,138	4,408	12,293	12,264
Acquisition expenses	3,948	2,012	6,738	7,672
Stock-based compensation expense	3,008	4,286	12,398	11,877
Restructure and other non-recurring costs	370	1,500	715	1,500
Adjusted EBITDA	$51,249	$45,145	$144,930	$129,645

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$28,594	$22,848	$81,270	$66,128

(Gain) on sale of assets	(33)	2	(46)	(6)
Acquisition expenses	3,948	2,012	6,738	7,672
Stock-based compensation expense	3,008	4,286	12,398	11,877
Restructure and other non-recurring costs	370	1,500	715	1,500
Tax Effect	(1,961)	(1,925)	(5,086)	(5,103)

Adjusted Net Income	$33,926	$28,723	$95,989	$82,068

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.54	$1.24	$4.39	$3.60

Acquisition expenses per diluted share	0.16	0.08	0.27	0.32
Stock-based compensation expense per diluted share	0.12	0.18	0.50	0.50
Restructure and other non-recurring costs per diluted share	0.01	0.06	0.03	0.06

Adjusted net income per diluted share	$1.83	$1.56	$5.19	$4.48

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$387,733	$362,301	$1,128,761	$1,049,452

Revenues associated with the closure of certain sites	3	(1,268)	(109)	(3,420)

Adjusted net service revenues	$387,736	$361,033	$1,128,652	$1,046,032

Reconciliation of Adjusted Hospice Organic Revenue Growth: (5)

Hospice Revenue	$69,022	$68,891
Exclusions from organic revenue	1,419	(1,241)
As reported Hospice organic revenue growth	$70,441	$67,650	4.1%
Implicit price concessions	1,519	(1,495)
Adjusted Hospice organic revenue growth	$71,960	$66,155	8.8%

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ADUS Announces Third Quarter 2026 Financial Results

November 3, 2026

Footnotes:

(1) We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs and gain or loss on the sale of assets. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company's operating performance, to provide investors with insight and consistency in the Company's financial reporting and to present a basis for comparison of the Company's business among periods, and to facilitate comparison with results of the Company's peers. Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies. The financial results presented in accordance with U.S. GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2) We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, and gain on the sale of assets. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, and gain on the sale of assets. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5) We define Adjusted Hospice organic revenue growth as Hospice organic revenue growth exclusive of implicit price concessions. Adjusted Hospice organic revenue growth is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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